As filed with the Securities and Exchange Commission on December 19, 2025

Registration No. 333-261831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

under

the Securities Act of 1933

CGI Inc.

(Exact name of registrant as specified in its charter)

Québec, Canada	98-0406227
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CGI Inc. 1350 René-Lévesque Blvd West 25th Floor Montreal, Québec Canada H3G 1T4	None
(Address of principal executive offices)	(Zip Code)

Deferred Stock Unit Plan for the

Members of the Board of Directors of CGI Inc.

(Full title of the plan)

CGI Technologies and Solutions Inc.

11325 Random Hills Road

Fairfax, Virginia 22030,

Attn: Lisa Hertzberg

(Name and address of agent for service)

(703) 267-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extend ed transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

CGI Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1. (this “Amendment”) with respect to securities that were originally registered by the Registrant pursuant to the Registration Statement on Form S-8 (File No. 333-261831) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 22, 2021 with respect to 50,000 Deferred Stock Units, without par value, of the Registrant issuable under the Registrant’s Deferred Stock Unit Plan for the Members of the Board of Directors of CGI Inc. (the “Plan”).

The Registrant has terminated the registered public offering of securities under the Plan, and in accordance with an undertaking made by the Registrant in the Registration Statement, this Amendment is being filed solely to deregister the 1,524 Deferred Stock Units that were registered under the Registration Statement and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada, on December 19, 2025.

CGI INC. (Registrant)

By:	/s/ Francois Boulanger
Francois Boulanger
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.